CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee
Callable Contingent Income Securities	$1,300,000	$150.67
due 2021

August 2017

Pricing Supplement No. 1,755
Registration Statement Nos. 333-200365; 333-200365-12
Dated August 8, 2017
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Callable Contingent Income Securities due August 11, 2021

Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying prospectus supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent semi-annual coupon but only if the closing level of each of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index on the related observation date is at or above 60% of its respective initial level, which we refer to as the respective coupon barrier level. If the closing level of any underlying is less than the coupon barrier level for such underlying on any observation date, we will pay no interest for the related semi-annual period. In addition, beginning on August 13, 2018, we will have the right to redeem the securities at our discretion on any semi-annual redemption date for a redemption payment equal to the sum of the stated principal amount plus any contingent semi-annual coupon otherwise due with respect to the related observation date. An early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlyings. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to 60% of the respective initial level, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent semi-annual coupon. If, however, the final level of any underlying is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlying and also the risk of not receiving any semi-annual coupons during the entire 4-year term of the securities. Because payments on the securities are based on the worst performing of the underlyings, a decline beyond the respective coupon barrier level and/or respective downside threshold level, as applicable, of any underlying will result in few or no contingent semi-annual coupons and/or a significant loss of your investment, as applicable, even if the other underlyings have appreciated or have not declined as much. Investors will not participate in any appreciation in any underlying. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no semi-annual interest if any underlying closes below the coupon barrier level for such underlying on the observation dates, and the risk of an early redemption of the securities at our discretion. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	S&P 500® Index (the “SPX Index”), SPDR® S&P® Oil & Gas Exploration & Production ETF (the “XOP Shares”) and EURO STOXX 50® Index (the “SX5E Index”). We refer to each of the SPX Index and the SX5E Index as an underlying index.
Aggregate principal amount:	$1,300,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	August 8, 2017
Original issue date:	August 11, 2017 (3 business days after the pricing date)
Maturity date:	August 11, 2021
Optional early redemption:	Beginning on August 13, 2018, we will have the right to redeem the securities, at our discretion, in whole but not in part, on any semi-annual redemption date for the redemption payment. If we decide to redeem the securities, we will give you notice at least 3 business days before the redemption date specified in the notice. No further payments will be made on the securities once they have been redeemed.
Contingent semi-annual coupon:

If, on any observation date, the closing level of each underlying is greater than or equal to its respective coupon barrier level, we will pay a contingent semi-annual coupon at an annual rate of 10.00% (corresponding to approximately $50.00 per semi-annual period per security) on the related contingent coupon payment date.

If, on any observation date, the closing level of any underlying is less than the coupon barrier level for such underlying, no contingent semi-annual coupon will be paid with respect to that observation date. It is possible that one or more underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent semi-annual coupons.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final level of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent semi-annual coupon with respect to the final observation date.

If the final level of any underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$967.81 per security. See “Investment Overview” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$4	$996
Total	$1,300,000	$5,200	$1,294,800
(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $4 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)	See “Use of proceeds and hedging” on page 36.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated February 16, 2016          Index Supplement dated January 30, 2017          Prospectus dated February 16, 2016

Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Terms continued from previous page:
Redemption payment:	The redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent semi-annual coupon otherwise due with respect to the related observation date.
Redemption dates:	Beginning on August 13, 2018, semi-annually. See “Observation Dates, Coupon Payment Dates and Redemption Dates” below. If any such day is not a business day, the redemption payment will be made on the next succeeding business day and no adjustment will be made to any redemption payment made on that succeeding business day.
Initial level:

With respect to the SPX Index: 2,474.92, which is its closing level on the pricing date

With respect to the XOP Shares: $30.71, which is its closing level on the pricing date

With respect to the SX5E Index: 3,515.63, which is its closing level on the pricing date

Final level:	With respect to each underlying, the respective closing level on the final observation date
Closing level:

With respect to each of the SPX Index and the SX5E Index, on any index business day, the respective index closing value on such day

With respect to the XOP Shares, on any trading day, the closing price of one XOP Share on such day times the adjustment factor on such day

Worst performing underlying:	The underlying with the largest percentage decrease from the respective initial level to the respective final level
Performance factor:	Final level divided by the initial level
Coupon barrier level:

With respect to the SPX Index: 1,484.952, which is equal to 60% of its initial level

With respect to the XOP Shares: $18.426, which is equal to 60% of its initial level

With respect to the SX5E Index: 2,109.378, which is equal to 60% of its initial level

Downside threshold level:

With respect to the SPX Index: 1,484.952, which is equal to 60% of its initial level

With respect to the XOP Shares: $18.426, which is equal to 60% of its initial level

With respect to the SX5E Index: 2,109.378, which is equal to 60% of its initial level

Coupon payment dates:	Semi-annually, as set forth under “Observation Dates, Coupon Payment Dates and Redemption Dates” below. If any such day is not a business day, that contingent semi-annual coupon, if any, will be paid on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The contingent semi-annual coupon, if any, with respect to the final observation date shall be paid on the maturity date.
Observation dates:	Semi-annually, as set forth under “Observation Dates, Coupon Payment Dates and Redemption Dates” below, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events. We also refer to August 6, 2021 as the final observation date.
Adjustment factor:	With respect to the XOP Shares, 1.0, subject to adjustment in the event of certain events affecting the XOP Shares
CUSIP / ISIN:	61768CNW3 / US61768CNW37
Listing:	The securities will not be listed on any securities exchange.

Observation Dates, Coupon Payment Dates and Redemption Dates

Observation Dates	Coupon Payment Dates / Redemption Dates
*February 7, 2018	*February 12, 2018
August 8, 2018	August 13, 2018
February 6, 2019	February 11, 2019
August 7, 2019	August 12, 2019
February 6, 2020	February 11, 2020
August 6, 2020	August 11, 2020
February 8, 2021	February 11, 2021
August 6, 2021 (final observation date)	August 11, 2021 (maturity date)

* The securities are not subject to early redemption at the issuer’s option until the second coupon payment date, which is August 13, 2018.

August 2017	Page 2

Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Investment Overview

Callable Contingent Income Securities

Principal at Risk Securities

Callable Contingent Income Securities due August 11, 2021 Payments on the Securities Based on the Worst Performing of the the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent semi-annual coupon but only if the closing level of each of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index (which we refer to together as the “underlyings”) is at or above 60% of its respective initial level, which we refer to as the respective coupon barrier level, on the related observation date. If the closing level of any underlying is less than the coupon barrier level for such underlying on any observation date, we will pay no coupon for the related semi-annual period. It is possible that the closing level of one or more underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent semi-annual coupons during the entire term of the securities. Even if an underlying were to be at or above the coupon barrier level for such underlying on some semi-annual observation dates, it may fluctuate below the coupon barrier level on others. In addition, even if one underlying were to be at or above the coupon barrier level for such underlying on all semi-annual observation dates, you will receive a contingent semi-annual coupon only with respect to the observation dates on which the other underlyings are also at or above their respective coupon barrier levels, if any. In addition, beginning on August 13, 2018, we will have the right to redeem the securities at our discretion on any semi-annual redemption date for the redemption payment equal to the sum of the stated principal amount plus any contingent semi-annual coupon otherwise due with respect to the related observation date. An early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlyings. At maturity, if the securities have not been previously redeemed and if the final level of each underlying is greater than or equal to 60% of the respective initial level, which we refer to as the respective downside threshold level, the payment at maturity will be the stated principal amount and the related contingent semi-annual coupon. If, however, the final level of any underlying is less than its downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any index and also the risk of not receiving any semi-annual coupons throughout the entire term of the securities.

Maturity:	4 years, unless redeemed earlier at our discretion

Contingent semi-annual coupon:

If, on any observation date, the closing level of each underlying is greater than or equal to its respective coupon barrier level, we will pay a contingent semi-annual coupon at an annual rate of 10.00% (corresponding to approximately $50.00 per semi-annual period per security) on the related contingent coupon payment date.

If, on any observation date, the closing level of any underlying is less than the coupon barrier level for such underlying, no contingent semi-annual coupon will be paid with respect to that observation date. It is possible that one or more underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent semi-annual coupons.

Early redemption at the option of the issuer:

Beginning on August 13, 2018, we have the right to redeem the securities on any semi-annual redemption date for an early redemption payment equal to the stated principal amount plus any contingent semi-annual coupon otherwise due with respect to the related observation date. Any early redemption of the securities will be at our discretion and will not automatically occur based on the performance of the underlyings. It is more likely that we will redeem the securities when it would otherwise be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the closing level of each underlying on the observation dates is at or above its respective coupon barrier level, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent semi-annual coupon payments, may be forced to invest

August 2017	Page 3

Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to exercise our redemption right when the closing level of any underlying is below its respective coupon barrier level and/or when the final level of any underlying is expected to be below the downside threshold level, such that you will receive no contingent semi-annual coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive few or no contingent semi-annual coupons and suffer a significant loss at maturity.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final level of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent semi-annual coupon with respect to the final observation date.

If the final level of any underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero.

Morgan Stanley clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

August 2017	Page 4

Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $967.81.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the contingent semi-annual coupon rate, the coupon barrier levels and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

August 2017	Page 5

Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest and instead will pay a contingent semi-annual coupon but only if the closing level of each underlying is at or above 60% of its initial level, which we refer to as the respective coupon barrier level, on the related observation date. These securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no semi-annual interest if any underlying closes below the coupon barrier level for such underlying on the observation dates, and the risk of an early redemption of the securities at our discretion. The following scenarios are for illustration purposes only to demonstrate how the payment at maturity and contingent semi-annual coupon (if the securities have not previously been redeemed) are determined, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed by us at our discretion, the contingent semi-annual coupon may be payable with respect to none of, or some but not all of, the semi-annual periods, and the payment at maturity may be less than 60% of the stated principal amount and could be zero. Investors will not participate in any appreciation in any underlying.

Scenario 1: The securities are redeemed prior to maturity.	This scenario assumes that we redeem the securities at our discretion prior to the maturity date on one of the semi-annual redemption dates, starting on August 13, 2018, one year after the original issue date, for the redemption payment equal to the stated principal amount plus any contingent semi-annual coupon with respect to the relevant observation date, as applicable. Prior to the optional early redemption, each underlying closes at or above its respective coupon barrier level on some or all of the semi-annual observation dates. In this scenario, investors receive the contingent semi-annual coupon with respect to each such observation date, but not for the semi-annual periods for which one of more underlyings close below the respective coupon barrier level on the related observation date. No further payments will be made on the securities once they have been redeemed.
Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity.	This scenario assumes that we do not exercise our redemption right on any of the semi-annual redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, each underlying closes at or above its respective coupon barrier level on some semi-annual observation dates, but one or more underlyings close below the respective coupon barrier level(s) for such underlying(s) on the others. Investors will receive the contingent semi-annual coupon for the semi-annual periods for which the closing level of each underlying is at or above its respective coupon barrier level on the related observation date, but not for the semi-annual periods for which one or more underlyings close below the respective coupon barrier level(s) on the related observation date. At maturity, each underlying closes at or above its downside threshold level, and so investors receive the stated principal amount and the contingent semi-annual coupon with respect to the final observation date.
Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity.	This scenario assumes that we do not exercise our redemption right on any of the semi-annual redemption dates, and, as a result, investors hold the securities to maturity. During the term of the securities, one or more underlyings close below the respective coupon barrier level(s) on every semi-annual observation date. Since one or more underlyings close below the respective coupon barrier level(s) on every semi-annual observation date, investors do not receive any contingent semi-annual coupon. On the final observation date, one or more underlyings close below the respective downside threshold level(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

August 2017	Page 6

Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Underlyings Summary

S&P 500® Index

The S&P 500® Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. The calculation of the S&P 500® Index is based on the relative value of the float adjusted aggregate market capitalization of the 500 component companies as of a particular time as compared to the aggregate average market capitalization of 500 similar companies during the base period of the years 1941 through 1943.

Information as of market close on August 8, 2017:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	2,474.92
52 Weeks Ago:	2,180.89
52 Week High (on 8/7/2017):	2,480.91
52 Week Low (on 11/4/2016):	2,085.18

For additional information about the S&P 500® Index, see the information set forth under “S&P 500® Index” in the accompanying index supplement. Furthermore, for additional historical information, see “S&P 500® Index Historical Performance” below.

SPDR® S&P® Oil & Gas Exploration & Production ETF

The SPDR® S&P® Oil & Gas Exploration & Production ETF is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of publicly traded equity securities of companies included in the S&P® Oil & Gas Exploration & Production Select Industry Index® (the “share underlying index”). The SPDR® S&P® Oil & Gas Exploration & Production ETF is managed by SPDR® Series Trust (the “SPDR Trust”), a registered investment company that consists of numerous separate investment portfolios, including the SPDR® S&P® Oil & Gas Exploration & Production ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the SPDR Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that such publicly available information regarding the SPDR® S&P® Oil & Gas Exploration & Production ETF is accurate or complete.

Information as of market close on August 8, 2017:

Bloomberg Ticker Symbol:	XOP UP
Current Price:	$30.71
52 Weeks Ago:	$35.77
52 Week High (on 12/13/2016):	$43.42
52 Week Low (on 6/21/2017):	$30.17

This document relates only to the securities referenced hereby and does not relate to the XOP Shares. We have derived all disclosures contained in this document regarding the SPDR Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the SPDR Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the SPDR Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XOP Shares (and therefore the price of the XOP Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the SPDR Trust could affect the value received with respect to the securities and therefore the value of the securities.

August 2017	Page 7

Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Neither we nor any of our affiliates makes any representation to you as to the performance of the XOP Shares.

We and/or our affiliates may presently or from time to time engage in business with the SPDR Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the SPDR Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XOP Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of the SPDR Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XOP Shares.

“S&P®”, “SPDR®” and “S&P® Oil & Gas Exploration & Production Select Industry Index®” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”), an affiliate of The McGraw-Hill Companies, Inc. (“MGH”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the SPDR Trust. S&P, MGH and the SPDR Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the SPDR Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The S&P® Oil & Gas Exploration & Production Select Industry Index®. The S&P® Oil & Gas Exploration & Production Select Industry Index® is an equal-weighted index designed to measure the performance of the oil and gas exploration and production sub-industry portion of the S&P® Total Market Index, a benchmark that measures the performance of the U.S. equity market.

EURO STOXX 50® Index

The EURO STOXX 50® Index was created by STOXX Limited, which is owned by Deutsche Börse AG and SIX Group AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.

Information as of market close on August 8, 2017:

Bloomberg Ticker Symbol:	SX5E
Current Index Value:	3,515.63
52 Weeks Ago:	2,982.92
52 Week High (on 5/5/2017):	3,658.79
52 Week Low (on 9/16/2016):	2,935.25

For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement. Furthermore, for additional historical information, see “EURO STOXX 50® Index Historical Performance” below.

August 2017	Page 8

Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent semi-annual coupon is paid with respect to an observation date and how to calculate the payment at maturity. The following examples are for illustrative purposes only. Whether you receive a contingent semi-annual coupon will be determined by reference to the closing level of each underlying on each semi-annual observation date, and the amount you will receive at maturity, if any, will be determined by reference to the final level of each underlying on the final observation date. Any early redemption of the securities will be at our discretion. The actual initial level, coupon barrier level, and downside threshold level for each underlying are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Contingent Semi-Annual Coupon:

If, on any observation date, the closing level of each underlying is greater than or equal to its respective coupon barrier level, we will pay a contingent semi-annual coupon at an annual rate of 10.00% (corresponding to approximately $50.00 per semi-annual period per security) on the related contingent coupon payment date.

If, on any observation date, the closing level of any underlying is less than the coupon barrier level for such underlying, no contingent semi-annual coupon will be paid with respect to that observation date. It is possible that one or more underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent semi-annual coupons.

Optional Early Redemption:	Beginning on August 13, 2018, we will have the right to redeem the securities at our discretion on any semi-annual redemption date for a redemption payment equal to the stated principal amount plus any contingent semi-annual coupon otherwise due with respect to the related observation date. If the securities are redeemed prior to maturity, you will receive no more contingent semi-annual coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.
Payment at Maturity (if the securities have not been redeemed early at our option):

If the final level of each underlying is greater than or equal to its respective downside threshold level: the stated principal amount and the contingent semi-annual coupon with respect to the final observation date.

If the final level of any underlying is less than its respective downside threshold level: (i) the stated principal amount multiplied by (ii) the performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Level:	With respect to the SPX Index: 2,100 With respect to the XOP Shares: $35 With respect to the SX5E Index: 3,100
Hypothetical Coupon Barrier Level:

With respect to the SPX Index: 1,260, which is 60% of its hypothetical initial level

With respect to the XOP Shares: $21, which is 60% of its hypothetical initial level

With respect to the SX5E Index: 1,860, which is 60% of its hypothetical initial level

Hypothetical Downside Threshold Level:

With respect to the SPX Index: 1,260, which is 60% of its hypothetical initial level

With respect to the XOP Shares: $21, which is 60% of its hypothetical initial level

With respect to the SX5E Index: 1,860, which is 60% of its hypothetical initial level index

* The actual semi-annual coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 basis. The hypothetical semi-annual coupon of $50.00 is used in these examples for ease of analysis.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

How to determine whether a contingent semi-annual coupon is payable with respect to an observation date (if the securities have not been previously redeemed):

	Closing Level			Contingent Semi-Annual Coupon
	SPX Index	XOP Shares	SX5E Index
Hypothetical Observation Date 1	1,700 (at or above coupon barrier level)	$30 (at or above coupon barrier level)	2,500 (at or above coupon barrier level)	$50.00
Hypothetical Observation Date 2	1,700 (at or above coupon barrier level)	$35 (at or above coupon barrier level)	1,000 (below coupon barrier level)	$0
Hypothetical Observation Date 3	1,000 (below coupon barrier level)	$19 (below coupon barrier level)	2,400 (at or above coupon barrier level)	$0
Hypothetical Observation Date 4	1,200 (below coupon barrier level)	$16 (below coupon barrier level)	1,500 (below coupon barrier level)	$0

On hypothetical observation date 1, the SPX Index, the XOP Shares and the SX5E Index all close at or above their respective coupon barrier levels. Therefore a contingent semi-annual coupon of $50.00 is paid on the relevant coupon payment date.

On each of the hypothetical observation dates 2 and 3, at least one underlying closes at or above its coupon barrier level but one or both of the other underlyings close below their respective coupon barrier level(s). Therefore, no contingent semi-annual coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each underlying closes below its respective coupon barrier level and accordingly no contingent semi-annual coupon is paid on the relevant coupon payment date.

How to calculate the payment at maturity (if the securities have not been redeemed early at our option):

	Final Level			Payment at Maturity
	SPX Index	XOP Shares	SX5E Index
Example 1:	2,500 (at or above the downside threshold level and coupon barrier level)	$37 (at or above the downside threshold level and coupon barrier level)	3,500 (at or above the downside threshold level and coupon barrier level)	$1,050.00 (the stated principal amount plus the contingent semi-annual coupon with respect to the final observation date)
Example 2:	1,500 (at or above the downside threshold level)	$35 (at or above the downside threshold level)	1,240 (below the downside threshold level)	$1,000 x performance factor of the worst performing underlying = $1,000 x (1,240 / 3,100) = $400
Example 3:	1,000 (below the downside threshold level)	$14 (below the downside threshold level)	2,500 (at or above the downside threshold level)	$1,000 x ($14 / $35) = $400
Example 4:	945 (below the downside threshold level)	$10.50 (below the downside threshold level)	1,240 (below the downside threshold level)	$1,000 x ($10.50 / $35) = $300
Example 5:	630 (below the downside threshold level)	$14 (below the downside threshold level)	1,240 (below the downside threshold level)	$1,000 x (630 / 2,100) = $300

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

In example 1, the final levels of the SPX Index, the XOP Shares and the SX5E Index are all at or above their downside threshold levels. Therefore, investors receive at maturity the stated principal amount of the securities and the contingent semi-annual coupon with respect to the final observation date. Investors do not participate in the appreciation of any underlying.

In examples 2 and 3, the final level(s) of one or two of the underlyings are at or above their respective downside threshold level(s) but the final level(s) of one or both of the other underlyings are below their respective downside threshold level(s). Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity and receive at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying.

Similarly, in examples 4 and 5, the final level of each underlying is below its respective downside threshold level, and investors receive at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying. In example 4, SPX Index has declined 55% from its initial level to its final level, the XOP Shares have declined 70% from the respective initial level to the respective final level and the SX5E Index has declined 60% from its initial level to its final level. Therefore, the payment at maturity equals the stated principal amount times the performance factor of the XOP Shares, which represent the worst performing underlying in this example. In example 5, the SPX Index has declined 70% from its initial level to its final level, the XOP Shares have declined 60% from the respective initial level to the respective final level and the SX5E Index has declined 60% from its initial level to its final level. Therefore the payment at maturity equals the stated principal amount times the performance factor of the SPX Index, which is the worst performing underlying in this example.

If the securities have not been redeemed prior to maturity and the final level of ANY underlying is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than $600 per security and could be zero.

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of principal. If the securities have not been redeemed prior to maturity and the final level of any underlying is less than its downside threshold level of 60% of its initial level, you will be exposed to the decline in the final level of the worst performing underlying, as compared to its initial level, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the performance factor of the worst performing underlying. In this case, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

▪	The securities do not provide for regular interest payments. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. The securities will pay a contingent semi-annual coupon only if the closing level of each underlying is at or above 60% of its respective initial level, which we refer to as the respective coupon barrier level, on the related observation date. If, on the other hand, the closing level of any underlying is lower than the coupon barrier level for such underlying on the relevant observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the closing level of one or more underlyings will remain below the respective coupon barrier level(s) for extended periods of time or even throughout the entire term of the securities. If you do not earn sufficient contingent semi-annual coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

▪	The securities are subject to our redemption right. The term of the securities, and thus your opportunity to earn a potentially above-market coupon if the closing level of each underlying is greater than or equal to the coupon barrier level for such underlying on semi-annual observation dates, may be limited by our right to redeem the securities at our option on any semi-annual redemption date, beginning August 13, 2018. The term of your investment in the securities may be limited to as short as one year. It is more likely that we will redeem the securities when it would be advantageous for you to continue to hold the securities. As such, we will be more likely to redeem the securities when the closing level of each underlying on the observation dates is at or above the coupon barrier level for such underlying, which would otherwise result in an amount of interest payable on the securities that is greater than instruments of a comparable maturity and credit rating trading in the market. In other words, we will be more likely to redeem the securities at a time when the securities are paying an above-market coupon. If the securities are redeemed prior to maturity, you will receive no more contingent semi-annual coupon payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to exercise our redemption right when the closing level of any underlying is below the respective coupon barrier level and/or when the final level for any underlying is expected to be below the respective downside threshold level, such that you will receive no contingent semi-annual coupons and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive few or no contingent semi-annual coupons and suffer a significant loss at maturity.

▪	You are exposed to the price risk of each underlying, with respect to both the contingent semi-annual coupons, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of all three underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. To receive any contingent semi-annual coupons, each underlying must close at or above its respective coupon barrier level on the applicable observation date. In addition, if any underlying has declined to below its respective downside

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlyings have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

▪	Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of receiving no contingent semi-annual coupons and sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will not receive any contingent semi-annual coupons, or that you will suffer a significant loss on your investment, is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With three underlyings, it is more likely that any underlying will close below its coupon barrier level on any observation date, or below its downside threshold level on the final observation date, than if the securities were linked to only one underlying. Therefore, it is more likely that you will not receive any contingent semi-annual coupons and that you will suffer a significant loss on your investment.

▪	The contingent semi-annual coupon, if any, is based only on the value of each underlying on the related semi-annual observation date. Whether the contingent semi-annual coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period, based on the closing level of each underlying on the relevant semi-annual observation date. As a result, you will not know whether you will receive the contingent semi-annual coupon on any coupon payment date until near the end of the relevant semi-annual period. Moreover, because the contingent semi-annual coupon is based solely on the value of each underlying on semi-annual observation dates, if the closing level of any underlying on any observation date is below the coupon barrier level for such underlying, you will receive no coupon for the related interest period, even if the level of such underlying was at or above its respective coupon barrier level on other days during that interest period and even if the closing levels of the other underlyings were at or above the coupon barrier levels for such underlyings.

▪	Investors will not participate in any appreciation in any underlying. Investors will not participate in any appreciation in any underlying from the initial level for such underlying, and the return on the securities will be limited to the contingent semi-annual coupons, if any, that are paid with respect to each observation date on which the closing level of each underlying is greater than or equal to its respective coupon barrier level until the securities are redeemed or reach maturity.

▪	Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the oil and gas exploration and production industry. The stocks included in the share underlying index and that are generally tracked by the XOP Shares are stocks of companies whose primary business is associated with the exploration and production of oil and gas. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less volatile industry. The oil and gas industry is significantly affected by a number of factors that influence worldwide economic conditions and oil and gas prices, such as natural disasters, supply disruptions, geopolitical events and other factors that may offset or magnify each other, including:

o	worldwide and domestic supplies of, and demand for, crude oil and natural gas;

o	the cost of exploring for, developing, producing, refining and marketing crude oil and natural gas;

o	consumer confidence;

o	changes in weather patterns and climatic changes;

o	the ability of the members of Organization of Petroleum Exporting Countries (OPEC) and other producing nations to agree to and maintain production levels;

o	the worldwide military and political environment, uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere;

o	the price and availability of alternative and competing fuels;

o	domestic and foreign governmental regulations and taxes;

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

o	employment levels and job growth; and

o	general economic conditions worldwide.

These or other factors or the absence of such factors could cause a downturn in the oil and natural gas industries generally or regionally and could cause the value of some or all of the component stocks included in the share underlying index to decline during the term of the securities.

▪	The securities are linked to the EURO STOXX 50® Index and are subject to risks associated with investments in securities linked to the value of foreign equity securities. As the EURO STOXX 50® Index is one of the underlyings, the securities are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day, including in relation to its respective coupon barrier level and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of each underlying and of the stocks composing the SPX Index, the SX5E Index and the share underlying index,

o	whether the closing level of any underlying has been below its respective coupon barrier level on any observation date,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of each underlying,

o	dividend rates on the securities underlying the SPX Index, the SX5E Index and the share underlying index,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the composition of the underlyings and changes in the constituent stocks of the SPX Index, the SX5E Index and the share underlying index,

o	the occurrence of certain events affecting the XOP Shares that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. In particular, if any underlying has closed near or below the coupon barrier level and downside threshold level for such

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

underlying, the market value of the securities is expected to decrease substantially and you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security.

You cannot predict the future performance of any underlying based on its historical performance. The value of any underlying may decrease and be below the coupon barrier level for such underlying on each observation date so that you will receive no return on your investment, and one or all of the underlyings may close below the respective downside threshold level(s) on the final observation date so that you lose more than 40% or all of your initial investment in the securities. There can be no assurance that the closing level of each underlying will be at or above the respective coupon barrier level on any observation date so that you will receive a coupon payment on the securities for the applicable interest period or that they will be at or above their respective downside threshold levels on the final observation date so that you do not suffer a significant loss on your initial investment in the securities. See “S&P 500® Index Historical Performance,” “SPDR® S&P® Oil & Gas Exploration & Production ETF Historical Performance” and “EURO STOXX 50® Index Historical Performance” below.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the XOP Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the XOP Shares. However, the calculation agent will not make an adjustment for every event that could affect the XOP Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securites may be materially and adversely affected.

▪	Adjustments to the XOP Shares or the share underlying index could adversely affect the value of the securities. The investment adviser to the XOP Shares (the “Investment Adviser”) seeks investment results that correspond generally to the total return performance, before fees and expenses, of the S&P® Oil & Gas Exploration & Production Select Industry Index®. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the SPDR® S&P® Oil & Gas Exploration & Production ETF. Any of these actions could adversely affect the price of the XOP Shares and, consequently, the value of the securities. Standard & Poor’s Financial Services LLC (“S&P”) is responsible for calculating and maintaining the S&P® Oil & Gas Exploration & Production Select Industry Index®. S&P may add, delete or substitute the stocks constituting the S&P® Oil & Gas Exploration & Production Select Industry Index® or make other methodological changes that could change the value of the S&P® Oil & Gas Exploration & Production Select Industry Index®. S&P may discontinue or suspend calculation or publication of the S&P® Oil & Gas Exploration & Production Select Industry Index® at any time. Any of these actions could adversely affect the value of the S&P® Oil & Gas Exploration & Production Select Industry Index®, and, consequently, the price of the XOP Shares and the value of the securities.

▪	The performance and market price of the XOP Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the XOP Shares. The XOP Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the XOP Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of XOP Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the XOP Shares may impact the variance between the performances of XOP Shares and the share underlying index. Finally, because the shares of the XOP Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the XOP Shares may differ from the net asset value per share of the XOP Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the XOP Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the XOP Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the XOP Shares, and their ability to create and redeem shares of the XOP Shares may be disrupted. Under these circumstances, the market price of shares of the XOP Shares may vary substantially from the net asset value per share of the XOP Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the XOP Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the XOP Shares. Any of these events could materially and adversely affect the price of the shares of the XOP

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the XOP Shares on the final observation date, even if the XOP Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the XOP Shares.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity or on any coupon payment date, and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the SPX Index, the SX5E Index or the share underlying index. Investing in the securities is not equivalent to investing in any of the underlyings or the component stocks of the SPX Index, the SX5E Index or the share underlying index. Investors in the securities will not participate in any positive performance of any underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute SPX Index, the SX5E Index or the share underlying index.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. Accordingly, you should be willing to hold your securities for the entire 4-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in

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Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying index), including trading in the XOP Shares, the stocks that constitute the SPX Index, the SX5E Index or the share underlying index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial level of any underlying, and, therefore, could have increased (i) the coupon barrier level for such underlying, which, if the securities have not been redeemed, is the value at or above which such underlying must close on the observation dates in order for you to earn a contingent semi-annual coupon (depending also on the performance of the other underlyings), and (ii) the downside threshold level for such underlying, which, if the securities have not been redeemed prior to maturity, is the value at or above which the underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities could affect the value of an underlying on the observation dates, and, accordingly, whether we pay a contingent semi-annual coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlyings).

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial level, coupon barrier level and downside threshold level for each underlying, and will determine the payment at maturity, if any, and whether you receive a contingent semi-annual coupon on each coupon payment date. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the closing price or index closing value, as applicable, of any underlying in the event of a market disruption event or discontinuance of the SPX Index, the SX5E Index or the share underlying index. These potentially subjective determinations may affect the payout to you upon an optional early redemption or at maturity, if any. For further information

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

regarding these types of determinations, see “Additional Information About the Securities—Additional Provisions—Calculation agent,” “—Market disruption event,” “—Postponement of observation dates,” “—Discontinuance of the SPX Index or the SX5E Index; alteration of method of calculation,” “—Discontinuance of the XOP Shares and/or the share underlying index; alteration of method of calculation” and “—Alternate exchange calculation in case of an event of default” below. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Adjustments to the SPX Index or the SX5E Index could adversely affect the value of the securities. The publisher of each of the SPX Index and the SX5E Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of such underlying. Any of these actions could adversely affect the value of the securities. The publisher of each the SPX Index and the SX5E Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index on any observation date, the determination of whether a contingent semi-annual coupon will be payable on the securities on the applicable coupon payment date, and/or the amount payable at maturity, will be based on the value of such underlying, based on the closing prices of the stocks constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance, as compared to the respective coupon barrier level or downside threshold level, as applicable (depending also on the performance of the other underlyings).

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions—Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued, in accordance with your regular method of tax accounting. Under this treatment, the ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations. We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance (as adjusted based on the difference, if any, between the actual and the projected amount of any contingent payments on the securities) and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Non-U.S. Holders should note that we currently intend to withhold on any coupon paid to Non-U.S. Holders generally at a rate of 30%, or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision, and will not be required to pay any additional amounts with respect to amounts withheld.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax. Both U.S. and Non-U.S. Holders (as defined

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

below) should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

S&P 500® Index Historical Performance

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2012 through August 8, 2017. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter for the period from January 1, 2012 through August 8, 2017. The closing value of the SPX Index on August 8, 2017 was 2,474.92. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SPX Index has at times experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance. No assurance can be given as to the closing level of the SPX Index on any observation date, including the final observation date.

SPX Index Daily Closing Values January 1, 2012 to August 8, 2017

*The black solid line in the graph indicates the coupon barrier level and the downside threshold level of 1,484.952, which is 60% of the initial level.

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

S&P 500® Index	High	Low	Period End
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter	2,271.72	2,085.18	2,238.83
2017
First Quarter	2,395.96	2,257.83	2,362.72
Second Quarter	2,453.46	2,328.95	2,423.41
Third Quarter (through August 8, 2017)	2,480.91	2,409.75	2,474.92

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. See “S&P 500® Index” in the accompanying index supplement.

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

SPDR® S&P® Oil & Gas Exploration & Production ETF Historical Performance

The following graph sets forth the daily closing prices of the XOP Shares for the period from January 1, 2012 through August 8, 2017. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the XOP Shares for each quarter for the period from January 1, 2012 through August 8, 2017. The closing price of the XOP Shares on August 8, 2017 was $30.71. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The XOP Shares have at times experienced periods of high volatility, and you should not take the historical prices of the XOP Shares as an indication of its future performance. No assurance can be given as to the closing level of the XOP Shares on any observation date, including the final observation date.

XOP Shares Daily Closing Prices January 1, 2012 to August 8, 2017

*The black solid line in the graph indicates the coupon barrier level and the downside threshold level of $18.426, which is 60% of the initial level.

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

SPDR® S&P® Oil & Gas Exploration & Production ETF (CUSIP: 78464A730)	High ($)	Low ($)	Period End ($)
2012
First Quarter	61.34	52.67	56.91
Second Quarter	57.85	45.20	50.40
Third Quarter	59.35	48.73	55.69
Fourth Quarter	57.38	50.69	54.07
2013
First Quarter	62.10	55.10	60.49
Second Quarter	62.61	54.71	58.18
Third Quarter	66.47	58.62	65.89
Fourth Quarter	72.74	65.02	68.53
2014
First Quarter	71.83	64.04	71.83
Second Quarter	83.45	71.19	82.28
Third Quarter	82.08	68.83	68.83
Fourth Quarter	66.84	42.75	47.86
2015
First Quarter	53.94	42.55	51.66
Second Quarter	55.63	46.43	46.66
Third Quarter	45.22	31.71	32.84
Fourth Quarter	40.53	28.64	30.22
2016
First Quarter	30.96	23.60	30.35
Second Quarter	37.50	29.23	34.81
Third Quarter	39.12	32.75	38.46
Fourth Quarter	43.42	34.73	41.42
2017
First Quarter	42.21	35.17	37.44
Second Quarter	37.89	30.17	31.92
Third Quarter (through August 8, 2017)	32.91	30.55	30.71

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

EURO STOXX 50® Index Historical Performance

The following graph sets forth the daily closing values of the SX5E Index for the period from January 1, 2012 through August 8, 2017. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SX5E Index for each quarter for the period from January 1, 2012 through August 8, 2017. The closing value of the SX5E Index on August 8, 2017 was 3,515.63. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The SX5E Index has at times experienced periods of high volatility, and you should not take the historical values of the SX5E Index as an indication of its future performance. No assurance can be given as to the closing level of the SX5E Index on any observation date, including the final observation date.

SX5E Index Daily Closing Values January 1, 2012 to August 8, 2017

* The black solid line in the graph indicates the coupon barrier level and the downside threshold level of 2,109.378, which is 60% of the initial level.

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter	3,658.79	3,409.78	3,441.88
Third Quarter (through August 8, 2017)	3,527.83	3,449.36	3,515.63

“EURO STOXX®” and “STOXX®” are registered trademarks of STOXX Limited. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

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Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this pricing supplement.

Additional Provisions:
Day count convention:	30/360
Underlying index publishers:	With respect to the SPX Index, S&P Dow Jones Indices LLC With respect to the SX5E Index, STOXX Limited
Share underlying index publisher:	Standard & Poor’s Financial Services LLC
Denominations:	$1,000 per security and integral multiples thereof
Interest period:	Semi-annual
Book entry security or certificated security:	Book entry. The securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the depositary and will be registered in the name of a nominee of the depositary. The depositary’s nominee will be the only registered holder of the securities. Your beneficial interest in the securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in the depositary. In this pricing supplement, all references to payments or notices to you will mean payments or notices to the depositary, as the registered holder of the securities, for distribution to participants in accordance with the depositary’s procedures. For more information regarding the depositary and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Forms of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.
Senior security or subordinated security:	Senior
Specified currency:	U.S. dollars
Record date:	One business day prior to the related scheduled coupon payment date; provided that any contingent semi-annual coupon payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities. This discussion applies only to investors in the securities who:

•     purchase the securities in the original offering; and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a single financial contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Basis. A U.S. Holder’s tax basis in the securities should equal the amount paid by the U.S. Holder to acquire the securities.

Tax Treatment of Coupon Payments. Any coupon payment on the securities should be taxable as

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

ordinary income to a U.S. Holder at the time received or accrued, in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the securities sold, exchanged or settled. For this purpose, the amount realized does not include any coupon paid at settlement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Any such gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the securities for more than one year at the time of the sale, exchange or settlement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the securities. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the securities would be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Other alternative federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses on whether to require holders of “prepaid forward contracts” and similar instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange–traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge; and appropriate transition rules and effective dates. While it is not clear whether instruments such as the securities would be viewed as similar to the prepaid forward contracts described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•     an individual who is classified as a nonresident alien;

•     a foreign corporation; or

•     a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•     a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•     certain former citizens or residents of the United States; or

•     a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Although significant aspects of the tax treatment of each security are uncertain, we intend to withhold on any coupon paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations exempt securities issued before January 1, 2018 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. While the treatment of the securities is unclear, you should assume that any coupon payment with respect to the securities will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat gross proceeds of a disposition (including upon retirement) of the securities after 2018 as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon, a New York banking corporation
Calculation agent:	The calculation agent for the securities will be MS & Co. All determinations made by the calculation agent will

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent semi-annual coupon, the redemption payment and the payment at maturity, if any, shall be made by the calculation agent and shall be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per stated principal amount, if any, shall be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of the securities shall be rounded to the nearest cent, with one-half cent rounded upward.

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the securities, including with respect to certain determinations and judgments that the calculation agent must make in determining the payment that you will receive, if any, on each coupon payment date, upon early redemption or at maturity or whether a market disruption event has occurred. See “Market disruption event,” “Discontinuance of the SPX Index or the SX5E Index; alteration of method of calculation” and “Discontinuance of the XOP Shares and/or the share underlying index; alteration of method of calculation” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Index business day:	With respect to each of the SPX Index and the SX5E Index, a day, as determined by the calculation agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.
Trading day:	With respect to the XOP Shares, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange, The NASDAQ Stock Market LLC (the “NASDAQ”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.
Index closing value:	With respect to each of the SPX Index and the SX5E Index, index closing value on any index business day means the official closing value of such underlying, or any successor index as defined under “Discontinuance of the SPX Index or the SX5E Index; alteration of method of calculation” below), published at the regular official weekday close of trading on such index business day by the underlying index publisher for such underlying, as determined by the calculation agent. In certain circumstances, the index closing value for the SPX Index or the SX5E Index will be based on the alternate calculation of such underlying as described under “Discontinuance of the SPX Index or the SX5E Index; alteration of method of calculation” below.
Closing price:

Subject to the provisions set out under “Discontinuance of the XOP Shares and/or the share underlying index; alteration of method of calculation” below, the closing price for one share of the XOP Shares (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i)   if the XOP Shares (or any such other security) are listed on a national securities exchange (other than the NASDAQ), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the XOP Shares (or any such other security) are listed,

(ii)   if the XOP Shares (or any such other security) are securities of the NASDAQ, the official closing price of the XOP Shares published by the NASDAQ on such day, or

(iii)  if the XOP Shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day for the XOP Shares.

If the XOP Shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of the XOP Shares (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to the XOP Shares (or any such other security) or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for the XOP Shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for the XOP Shares (or any such other security) for such trading day

August 2017	Page 31

Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Discontinuance of the XOP Shares and/or the share underlying index; alteration of method of calculation” below.
Market disruption event:

With respect to the SPX Index and the SX5E Index, market disruption event means:

(i)  the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of such underlying (or a successor index) on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of such underlying (or a successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange(s) are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to such underlying (or a successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii)  a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time with respect to the SPX Index or the SX5E Index, if trading in a security included in such underlying is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of such underlying shall be based on a comparison of (x) the portion of the value of such underlying attributable to that security relative to (y) the overall value of such underlying, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event exists at any time with respect to the SPX Index or the SX5E Index: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on such underlying by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to such underlying and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to such underlying are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

With respect to the XOP Shares, market disruption event means:

(i) the occurrence or existence of any of:

(a)  a suspension, absence or material limitation of trading of the XOP Shares on the primary market for the XOP Shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the XOP Shares as a result of which the reported trading prices for the XOP Shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the XOP Shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; or

August 2017	Page 32

Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

(b)  a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index for the XOP Shares on the relevant exchange(s) for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange(s), in each case as determined by the calculation agent in its sole discretion; or

(c)  the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the underlying shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index will be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred with respect to the underlying shares: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the underlying shares or in the futures or options contract related to the share underlying index or the XOP Shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the XOP Shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the XOP Shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the XOP Shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Regarding any permanent discontinuance of trading in the XOP Shares, see “Discontinuance of the XOP Shares and/or the share underlying index; alteration of method of calculation” below.

Relevant exchange:	With respect to, the SPX Index and the SX5E Index or their respective successor indices, the share underlying index or its successor index, the primary exchange(s) or market(s) of trading for (i) any security then included in such index and (ii) any futures or options contracts related to such index or to any security then included in such index.
Postponement of observation dates:

The observation dates are subject to postponement due to non-index business days or certain market disruption events, as described in the following paragraph.

If a market disruption event with respect to any underlying occurs on any scheduled observation date, or if any such observation date is not an index business day with respect to the SPX Index or the SX5E Index or a trading day with respect to the XOP Shares, the index closing value or the closing price, as applicable, solely for such underlying for such date will be determined on the immediately succeeding index business day or trading day, as applicable, on which no market disruption event will have occurred with respect to such affected underlying; provided that the closing level for any underlying will not be determined on a date later than the fifth scheduled index business day or trading day, as applicable, after the scheduled observation date and if such date is not an index business day or trading day, as applicable, or if there is a market disruption event on such date, the calculation agent will (i) if the affected underlying is the SPX Index or the SX5E Index, determine the index closing value of such underlying on such date in accordance with the formula for calculating such underlying last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting such underlying, and (ii) if the affected underlying is the XOP Shares, determine the closing price of the XOP Shares on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for the XOP Shares for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.
Postponement of coupon payment dates (including the maturity date and redemption dates):	If any scheduled coupon payment date is not a business day, that semi-annual coupon, if any, shall be paid on the next succeeding business day; provided that the contingent semi-annual coupon, if any, with respect to the final observation date shall be paid on the maturity date; provided further that if, due to a market disruption event or otherwise, any observation date with respect to any underlying is postponed so that it falls less than two business days prior to the scheduled coupon payment date, maturity date or redemption date, as applicable, the coupon payment date, maturity date or redemption date, as applicable, shall be postponed to the second business day following the observation date as postponed, by which date the index closing value or closing price, as applicable, of each underlying has been determined. In any of these cases, no adjustment shall be made to any contingent semi-annual coupon payment, payment at maturity or redemption payment made on that postponed date.
Discontinuance of the SPX Index or the SX5E Index; alteration of method of calculation:

If any underlying index publisher discontinues publication of the relevant underlying and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued index (such index being referred to herein as the “successor index”), then any subsequent index closing value for the discontinued index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value for such underlying is to be determined, and, to the extent the index closing value of such successor index differs from the index closing value of the relevant underlying at the time of such substitution, proportionate adjustments shall be made by the calculation agent to the relevant initial level, coupon barrier level and downside threshold level.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If any underlying index publisher discontinues publication of the relevant underlying or a successor index prior to, and such discontinuance is continuing on, any observation date and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the index closing value for such underlying for such date. The index closing value of such underlying or such successor index will be computed by the calculation agent in accordance with the formula for and method of calculating such index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently constituting such index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of an underlying may adversely affect the value of the securities.

If at any time, the method of calculating any underlying or any successor index, or the value thereof, is changed in a material respect, or if any underlying or any successor index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the calculation agent will, at the close of business in New York City on each date on which the index closing value for such index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of a stock index comparable to such underlying or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the index closing value with reference to such underlying or such successor index, as adjusted. Accordingly, if the method of calculating any underlying or any successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in such index), then the calculation agent will adjust such index in order to arrive at a value of such underlying or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of the XOP Shares and/or the share underlying index; alteration of method of calculation:

If trading in the XOP Shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the SPDR® S&P® Oil & Gas Exploration & Production ETF is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the closing price of the XOP Shares on any trading day following the discontinuance or liquidation event will be determined by the calculation agent and will be deemed to equal the product of (i) the closing value of the share underlying index for the XOP Shares (or any successor index, as described below) on such date

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Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

(taking into account any material changes in the method of calculating the share underlying index following such discontinuance or liquidation event) and (ii) a fraction, the numerator of which is the closing price of the XOP Shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a closing price was available.

If, subsequent to a discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index and the share underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued the share underlying index (such index being referred to herein as a “successor index”), then any subsequent closing price for the XOP Shares on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index at the time of such substitution, proportionate adjustments shall be made by the calculation agent for purposes of calculating payments on the securities.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be furnished to the trustee, to us and to the depositary, as holder of the securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the securities, in accordance with the standard rules and procedures of the depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the share underlying index publisher discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, an observation date, and the calculation agent determines, in its sole discretion, that no successor index is available at such time, then the calculation agent will determine the closing price for the XOP Shares for such date. Such closing price will be computed by the calculation agent in accordance with the formula for and method of calculating such share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.

Antidilution adjustments:

The adjustment factor with respect to the XOP Shares shall be adjusted as follows:

If the XOP Shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for the XOP Shares will be adjusted by the calculation agent to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the XOP Shares.

No adjustment to the adjustment factor pursuant to the paragraph above will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to any adjustment factor or method of calculating an adjustment factor and of any related determinations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (the “Acceleration Amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

•     the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•     the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

August 2017	Page 35

Morgan Stanley Finance LLC

Callable Contingent Income Securities due August 11, 2021
Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

•     no quotation of the kind referred to above is obtained, or

•     every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the securities.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•     A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•     P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be by us used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to have taken positions in the XOP Shares, in stocks constituting the SPX Index, the SX5E Index or the share underlying index and in futures and/or options contracts on the XOP Shares, the SPX Index, the SX5E Index, the share underlying index or their component stocks listed on major securities markets. Such purchase activity could have increased the initial level of an underlying, and, as a result, could

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Principal at Risk Securities

have increased (i) the coupon barrier level for such underlying, which, if the securities have not been redeemed, is the level at or above which such underlying must close on each observation date in order for you to earn a contingent semi-annual coupon (depending also on the performance of the other underlyings), and (ii) the downside threshold level for such underlying, which, if the securities are not redeemed prior to maturity, is the level at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlyings). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of such underlying on the observation dates, and, accordingly, whether we pay a contingent semi-annual coupon on the securities and the amount of cash you receive at maturity, if any (depending also on the performance of the other underlyings).
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)   our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $4 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities, for its own account. The agent must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

for, and purchase, the securities or the securities underlying the underlyings in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the agent has entered into a hedging transaction with us in connection with this offering of securities. See “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Use of Proceeds and Hedging” above.
Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 16, 2016, which is Exhibit 5-a to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 16, 2016.
Selling restrictions:

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement, index supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for the agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

In addition to the selling restrictions set forth in “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement, the following selling restrictions also apply to the securities:

Brazil

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission). The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the securities or distribution of this pricing supplement or the accompanying prospectus supplement, index supplement or prospectus, may be

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Payments on the Securities Based on the Worst Performing of the S&P 500® Index, the SPDR® S&P® Oil & Gas Exploration & Production ETF and the EURO STOXX 50® Index
Principal at Risk Securities

made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement, the accompanying prospectus supplement, the accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the prospectus supplement and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Prospectus Supplement dated February 16, 2016

Index Supplement dated January 30, 2017

Prospectus dated February 16, 2016

Terms used but not defined in this pricing supplement are defined in the prospectus supplement, in the index supplement or in the prospectus.

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